EXHIBIT 99.2
                             LITTLEFIELD CORPORATION
                     401(k) & EMPLOYEE STOCK OWNERSHIP PLAN

                                  PLAN SUMMARY





                      "PERMANENT RECORDS - DO NOT DISCARD"
                      ------------------------------------

                                  Prepared by:
                          Tax Strategies America, Inc.
                                P.O. Box 20-1525
                               Austin, Texas 78720
                                  800-501-4015


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                             LITTLEFIELD CORPORATION
                     401(K) & EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION



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

                                TABLE OF CONTENTS
                                -----------------

                                        I
                            INTRODUCTION TO YOUR PLAN


                                       II
                       GENERAL INFORMATION ABOUT YOUR PLAN

1.    GENERAL PLAN INFORMATION....................................................................................2

2.    Employer Information........................................................................................2

3.    Plan Administrator Information..............................................................................2

4.    Plan Trustee Information....................................................................................3

5.    Service of Legal Process....................................................................................3


                                       III
                           PARTICIPATION IN YOUR PLAN

1.    Eligibility Requirements....................................................................................3

2.    Participation Requirements..................................................................................4

3.    Excluded Employees..........................................................................................4


                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.    Employer Contributions to the Plan..........................................................................4

2.    Participant Salary Reduction Election.......................................................................5

3.    Your Share of Employer Contributions........................................................................6

4.    Compensation................................................................................................8

5.    Forfeitures.................................................................................................8

6.    Transfers From Qualified Plans (Rollovers)..................................................................8

7.    Directed Investments........................................................................................8


                                        V
                            BENEFITS UNDER YOUR PLAN

1.    Distribution of Benefits Upon Normal Retirement.............................................................9

2.    Distribution of Benefits Upon Late Retirement...............................................................9

3.    Distribution of Benefits Upon Death.........................................................................9


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4.    Distribution of Benefits Upon Disability...................................................................10

5.    Distribution of Benefits Upon Termination of Employment....................................................10

7.    Benefit Payment Method.....................................................................................11

8.    Pre-Retirement Distribution of Benefits....................................................................12

9.    Hardship Distribution of Benefits..........................................................................12

10.   Treatment of Distributions From Your Plan..................................................................13

11.   Domestic Relations Order...................................................................................14

12.   Pension Benefit Guaranty Corporation.......................................................................14


                                       VI
                       INFORMATION REGARDING COMPANY STOCK

1.    Voting of Company Stock....................................................................................15

2.    Right of First Refusal.....................................................................................15

3.    Put Option.................................................................................................15


                                       VII
                                  SERVICE RULES

1.    Year of Service............................................................................................15

2.    Hour of Service............................................................................................16

3.    1-Year Break in Service....................................................................................16

4.    Uniformed Services Employment and Reemployement Rights Act.................................................16


                                      VIII
                          YOUR PLAN'S "TOP HEAVY RULES"

1.    Explanation of "Top Heavy Rules"...........................................................................17


                                       IX
                            STATEMENT OF ERISA RIGHTS

1.    The Claims Review Procedure................................................................................18


                                        X
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.    Explanation of Your ERISA Rights...........................................................................19


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                                       XI
                           PARTICIPATION IN YOUR PLAN

1.    Amendment..................................................................................................20

2.    Termination................................................................................................20




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                             LITTLEFIELD CORPORATION
                     401(K) & EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION

                                        I
                            INTRODUCTION TO YOUR PLAN

     Littlefield Corporation wishes to recognize the efforts its employees have made to its success and to reward them by adopting an Employee Stock Ownership Plan. This Plan will be for the exclusive benefit of eligible employees and their beneficiaries.

     Your Plan is a "salary reduction plan." It is also called a "401(k) plan." Under this type of plan, you may choose to reduce your compensation and have these amounts contributed to this Plan on your behalf.

     The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits.

     Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. Contributions to the Plan will be invested primarily in Company Stock. Your efforts added to the efforts of all other employees contribute to the profitability and growth of the Employer and thereby increase the value of Company Stock and your benefits in the Plan. When you retire, you will be entitled to receive the value of the amounts which have accumulated in your account in the form of Company Stock.

     Your Employer has the right to submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" to your Employer approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

     This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. The provisions of your Plan may only be determined accurately by reading the actual Plan document.

     A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan's Administrator. In the event of any discrepancy between this Summary Plan Description and the actual provisions of the Plan, the Plan will govern.


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                                       II
                       GENERAL INFORMATION ABOUT YOUR PLAN

     There is certain general information which you may need to know about your Plan. This information has been summarized for you in this section.

1.   General Plan Information.

     Littlefield Corporation 401(k) & Employee Stock Ownership Plan is the name of your Plan.

     Your Employer has assigned Plan Number 001 to your Plan.

     The provisions of your Plan become effective on January 1, 2000, which is called the Effective Date of the Plan.

     Your Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1st and ends on December 31st.

     Certain valuations and distributions are made on the Anniversary Date of your Plan. This date is December 31st.

     The contributions made to your Plan will be held and invested by the Trustee of your Plan.

     Your Plan and Trust will be governed by the laws of the State of Texas.

2.   Employer Information.

     Your Employer's name, address and identification number are:

     Littlefield Corporation
     816 Congress Avenue, Suite 1250
     Austin, Texas 78701
     74-2723809

3.   Plan Administrator Information.

     The  name,   address  and   business   telephone   number  of  your  Plan's
Administrator are:

     Littlefield Corporation
     816 Congress Avenue, Suite 1250
     Austin, Texas 78701
     (512) 476-5141

     Your Plan's Administrator keeps the records for the Plan and is responsible for the administration of the Plan. The Administrator has discretionary authority to construe the terms


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of the  Plan  and  make  determinations  on  questions  which  may  affect  your eligibility for benefits. Your Plan's Administrator will also answer any questions you may have about your Plan.

4.   Plan Trustee Information.

     The names of your Plan's Trustees are:

     Jeffrey L. Minch
     Kathryn L. Scanlon

     The Trustees shall collectively be referred to as Trustee throughout this Summary Plan Description.

     The principal place of business of your Plan's Trustee is:

     816 Congress Avenue, Suite 1250
     Austin, Texas 78701

     Your Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

5.   Service of Legal Process.

     The name and address of your Plan's agent for service of legal process are:

     Littlefield Corporation
     816 Congress Avenue, Suite 1250
     Austin, Texas 78701

     Service  of  legal   process   may  also  be  made  upon  the   Trustee  or
Administrator.

                                       III
                           PARTICIPATION IN YOUR PLAN

     Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this section.

1.   Eligibility Requirements.

     You will be eligible to  participate  in the Plan if you have completed six
(6) months of service.

     You will have completed six (6) months of service if you are in the employ of your Employer six (6) months after your employment commencement date.


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2.   Participation Requirements.

     Once you have satisfied your Plan's eligibility requirements, your next step will be to actually become a member or a "participant" in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation.

     You will become a participant on the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date you satisfy your Plan's eligibility requirements.

3.   Excluded Employees.

     There are certain employees of Littlefield Corporation who will not be eligible to participate in your Plan. Those employees are:

     (a) employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for participation in this Plan.


                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.   Employer Contributions to the Plan.

     Each year, your Employer will contribute to your Plan the following amounts:

     (a) The total amount of the salary reduction you elected to defer. (See the Section in this Article entitled "Participant Salary Reduction Election.")

     (b) A discretionary matching contribution equal to a uniform percentage of the amount of the salary reduction you elected to defer, which percentage will be determined each year by the Employer.

     You will share in this matching contribution if you are actively employed during the Plan Year.

     (c) On behalf of each non-highly compensated participant, a special discretionary contribution equal to a uniform percentage of your compensation, which percentage will be determined each year by the Employer.

     You must complete a Year of Service during the Plan Year and be actively employed on the last day of the Plan Year to share in this special contribution.

     (d) A discretionary amount in addition to the special contribution, which amount will be determined each year by your Employer.

     You must be actively employed on the last day of the Plan Year in order to share in the contribution.


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     In determining  your  eligibility to share in  contributions  for the year, there are special rules which apply if your employment terminates due to your Retirement (Normal or Late), Total and Permanent Disability or death.

     In such cases, you will be eligible to share in the contributions made by your Employer in accordance with the following:

     If the reason your employment terminated is due to your Retirement (Normal or Late), Total and Permanent Disability or death, then you will not be eligible to share in the contribution for the year (other than salary reduction contributions) even if you satisfied the requirements explained above.

2.   Participant Salary Reduction Election.

     As a participant, you may elect to defer a percentage of your compensation each year instead of receiving that amount in cash. However, your total deferrals in any taxable year may not exceed a dollar limit which is set by law. The limit for 2000 is $10,500. This limit will be increased in future years for cost of living changes. The Administrator will notify you of the maximum percentage you may defer.

     The amount you elect to defer will be deducted from your pay in accordance with a procedure established by your Employer and Administrator. The procedure will require that you enter into a written salary reduction agreement after you satisfy the Plan's eligibility requirements. You will be permitted to modify your election during the Plan Year. However, changes to a salary reduction election are only permitted twice each year, prior to the first day of a Plan Year and the first day of the seventh month of a Plan Year. You are also permitted to revoke your election any time during the Plan Year.

     The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. This money will, however, be subject to Social Security taxes at all times.

     You should also be aware that the annual dollar limit is an aggregate limit which applies to all deferrals you may make under this plan or other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

     You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you should communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. If the entire dollar limit is exceeded in this Plan or any other plan maintained by the Employer, you will be deemed to have notified the


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Administrator  of the  excess.  The  Administrator  will then  return the excess deferral and any earnings to you by April 15th.

     In the event you receive a hardship distribution from your deferrals to any other plan maintained by your Employer, you will not be allowed to make additional salary reductions for a period of twelve (12) months after you receive the distribution. Furthermore, the dollar limitation set by law with respect to your taxable year following the year in which you received the distribution, will be reduced by your salary reductions, if any, for the taxable year of the distribution.

     You will always be 100% vested in the amount you deferred. This means that you will always be entitled to all of the deferred amount. This money will, however, be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there was a loss, the balance in your account would decrease. Your interest in this account cannot be forfeited for any reason.

     Distributions from your deferred account are not permitted before age 59 1/2 EXCEPT in the event of:

     (a)  death;
     (b)  disability;
     (c)  separation from service; or
     (d) reasons of proven financial hardship (See the Section in the Article entitled "Hardship Distribution of Benefits").

     In addition, if you are a highly compensated employee (generally owners or individuals receiving wages in excess of certain amounts established by law), a distribution from your deferred account of certain excess contributions may be required to comply with the law. The Administrator will notify you when a distribution is required.

3.   Your Share of Employer Contributions.

     Your Employer will allocate the amount you elect to defer to an account maintained by the Trustee on your behalf.

     If you are eligible, your Employer will also allocate the matching contribution and the special contribution made to the Plan on your behalf. (See the Section in this Article entitled "Employer Contributions to the Plan.")

     Your Employer's discretionary contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.

     Your share of your Employer's discretionary contribution is determined by the following fraction:


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                                                           Your Compensation
         Employer's                    X              __________________________
Discretionary Contribution                            Total Compensation of All
                                                       Participants Eligible to
                                                                 Share

     For example:

     Suppose the Employer's discretionary contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

                    $20,000     X         $25,000     or          $2,000
                                         ----------
                                          $250,000

     If, however, your Plan has a loan outstanding, the proceeds of which were used to acquire Company Stock, instead of allocating your Employer's contributions and your salary reductions directly to your account as provided above, such amounts may be applied to repay the current installment due on the loan.

     All  Company  Stock  acquired  by the Plan with the  proceeds of a loan are
maintained   in  a  suspense   account  and  are   withdrawn  and  allocated  to
participants' accounts as the loan is paid.

     Company Stock withdrawn from the suspense account will be allocated among participants eligible to share in the Employer contribution for the year. Your share of the Company Stock withdrawn is determined by the following fraction:

                                                           Your Compensation
    Number of Shares of               X                _________________________
 Company Stock Withdrawn                               Total Compensation of All
                                                        Participants Eligible to
                                                                 Share

     In addition, cash dividends on Company Stock in your account may be used to repay a loan to the Plan. Company Stock having a fair market value equal to the amount of cash dividends which would have been allocated to your account will be allocated to your account.

     In addition to the Employer's contributions made to your account, your account will be credited annually with a share of the investment earnings or losses of the trust fund.

     You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex but generally no more than the lesser of $30,000 or 25% of your compensation may be allocated to you (excluding earnings or losses) in any year. The Administrator will inform you if these limits have affected you.

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4.   Compensation.

     For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total compensation during a Plan Year that is subject to income tax and is reflected on your W-2 Form, but

          -- including your salary reduction contributions to any plan or arrangement maintained by your Employer.

     Your compensation will be recognized for benefit purposes for the entire Plan Year.

     For the Plan Year beginning in 2000 and for Plan Years thereafter, the Plan, by law, cannot recognize compensation in excess of $170,000. This amount will be adjusted in future years for cost of living increases. For any short Plan Year, the adjusted limit will be prorated based upon the number of full months in the short Plan Year.

5.   Forfeitures.

     Forfeitures are created when participants terminate employment before becoming entitled to their full benefits under the Plan. Your account may grow from the forfeitures of other participants. Forfeitures will be "allocated" or divided among participants eligible to share for a Plan Year.

6.   Transfers From Qualified Plans (Rollovers).

     At the discretion of the Administrator, you may be permitted to deposit into your Plan distributions you have received from other plans. Such a deposit is called a "rollover" and may result in tax savings to you. You should consult qualified counsel to determine if a rollover is in your best interest.

     Your rollover will be placed in a separate account called a "participant's rollover account." The Administrator may establish rules for investment.

     You will always be 100% vested in your "rollover account." This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there were a loss from an investment, the balance in your account would decrease.

7.   Directed Investments.

     When you have completed ten (10) Years of Service as a participant and have attained age fifty-five (55), you will have the right to direct the investment of a portion of your account attributable to Company Stock. The Administrator will advise you of any such rights.

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                                        V
                            BENEFITS UNDER YOUR PLAN

1.   Distribution of Benefits Upon Normal Retirement.

     Your Normal Retirement Date is the first day of the month coinciding with or next following your Normal Retirement Age.

     You will attain your Normal Retirement Age when you reach your 65th birthday.

     At your Normal Retirement Age, you will be entitled to 100% of your account balance. Payment of your benefits will, at your election, occur as soon as practicable following your Normal Retirement Date. If you continue working after your Normal Retirement Age, you may defer receipt of your benefits until your Late Retirement Date. However, if you are a 5% owner, payment cannot be deferred past the April 1st following the end of the year in which you attain age 70 1/2.

2.   Distribution of Benefits Upon Late Retirement.

     You may remain employed past your Plan's Normal Retirement Date and retire instead on your Late Retirement Date. Your Late Retirement Date is the first day of the month coinciding with or next following the date you choose to retire after first having reached your Normal Retirement Date. On your Late Retirement Date, you will be entitled to 100% of your Account. Actual benefit payment will occur as soon as practicable following your Late Retirement Date.

3.   Distribution of Benefits Upon Death.

     Your beneficiary will be entitled to a single lump-sum distribution of 100% of your account balance upon your death.

     If you are married at the time of your death, your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

     If, however,

          (a) your spouse has validly waived any right to the death benefit in the manner outlined above,

          (b) your spouse cannot be located; or

          (c) you are not married at the time of your death, then your death benefit will be paid to the beneficiary of your own choosing in a single lump sum. You may designate the

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     beneficiary  on a form to be supplied to you by the  Administrator.  If you change your designation, your spouse must again consent to the change.

     Regardless of the method of distribution selected, your entire death benefit must generally be paid to your beneficiaries within five years after your death (the "5-year rule"). However, if your designated beneficiary is a person (instead of your estate or most trusts), then you or your beneficiary may elect to have minimum distributions begin within one year of your death and it may be paid over the designated beneficiary's life expectancy (the "1-year rule"). If your spouse is the beneficiary, then under the "1-year rule," the start of payments may be delayed until the year in which you would have attained age 70 1/2. The election to have death benefits distributed under the "1-year rule" instead of the "5-year rule" must be made no later than the time at which minimum distributions must commence under the "1-year rule" (or, in the case of a surviving spouse, the "5-year rule," if earlier).

     Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

4.   Distribution of Benefits Upon Disability.

     Under your Plan, disability is defined as a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders you incapable of continuing any gainful occupation with your Employer. This condition must constitute total disability under the federal Social Security Acts.

     If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits will be made to you as if you had retired. However, if the value of your vested benefit is less than a certain dollar threshold, a distribution will be made to you within a reasonable time after you terminate employment. (See the Section in this Article entitled "Benefit Payment Method.")

5.   Distribution of Benefits Upon Termination of Employment.

     Your Plan is designed to encourage you to stay with your Employer until retirement. Payment of your account balance under your Plan is available upon your death, disability or retirement.

     If your employment terminates for reasons other than those listed above, you will be entitled to receive only your "vested percentage" of your account balance and the remainder of your account will be forfeited. Only contributions made by your Employer are subject to forfeiture. (See the Section in this Article entitled "Vesting in Your Plan.")

     If you so elect, the Administrator will direct the Trustee to distribute your vested benefit to you before the date it would normally be distributed (upon your death, disability or retirement), but not until one (1) months after your termination of employment. Any such distribution of your vested benefit which includes Company Stock acquired with the proceeds of a loan which has not been repaid in full will be postponed. However, if the value of your vested benefit is less than a certain dollar threshold, a distribution will be made to you within a

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reasonable time after you terminate employment. (See the Section in this Article entitled "Benefit Payment Method.")

6.   Vesting in Your Plan.

     Your "vested percentage" in your account is determined under the following schedule and is based on vesting Years of Service. You will always, however, be 100% vested upon your Normal Retirement Age. (See the Section in this Article entitled "Distribution of Benefits Upon Normal Retirement.")

                                Vesting Schedule
        Years of Service                                Percentage
               1                                            0%
               2                                            0%
               3                                            0%
               4                                          100%

     However, matching contributions attributable to either salary reduction amounts in excess of $10,500 (for the 2000 Plan Year and Plan Years thereafter), or salary reduction amounts that are distributed in a corrective distribution, will be forfeited.

     Regardless  of the vesting  schedule  above,  you are always 100% vested in
your  salary  reduction   amounts  and  your  Employer   special   contributions
contributed to the Plan.

     Years of Service prior to January 1, 2000, which is the Effective Date of your Plan and Years of Service prior to the time you attained age 18 will not be counted for vesting purposes.

     Your vested benefit will normally be distributed to you or your beneficiary upon your death, disability or retirement.

7.   Benefit Payment Method.

     At the time you are entitled to receive a distribution under the Plan, the Administrator will direct the Trustee to pay your benefits to you in one lump-sum payment.

     Distribution of your account at retirement will be in the form of cash or Company Stock or both. However, you or your beneficiary may demand distribution of your entire account in the form of Company Stock. Cash may be paid (1) in lieu of partial shares of Company Stock, or (2) in certain circumstances where it may not be possible for the Plan to purchase Company Stock for distribution.

     If your vested benefit under the Plan does not exceed $5,000, the Administrator will direct the Trustee to distribute your vested benefit to you if the distribution occurs prior to the later of your age 62 or Normal Retirement Age.

     If your vested benefit under the Plan exceeds $5,000, you must give written consent before the distribution may be made.

     In addition to the benefit payment mentioned above, there are rules which require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the later of the April 1st following the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

8.   Pre-Retirement Distribution of Benefits.

     You  are  entitled  to  receive  a  pre-retirement   distribution  of  your
"participant's rollover account" at any time. This distribution is made at your election.

9.   Hardship Distribution of Benefits.

     The Administrator may direct the Trustee to distribute up to 100% of your vested account balance in the event of immediate and heavy financial need. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at normal retirement.

     Withdrawal will be authorized if the distribution is to be used for one of the following purposes:

          (a) The payment of expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you or your dependent or necessary for you or your dependent to obtain medical care;

          (b) The costs directly related to the purchase of your principal residence (excluding mortgage payments);

          (c) The funeral expenses for a member of your family;

          (d) The payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for yourself, your spouse or dependent;

          (e) The payment necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence; or

          (f) An immediate and heavy financial need that generally would apply to all participants in a similar situation.

     A distribution to satisfy an immediate or heavy financial need may only be made if you do not have other resources available to you to satisfy the need. Whether an immediate and heavy financial need exists will be determined by the Administrator based upon all relevant facts and circumstances. Generally, for example, any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution would be considered an immediate and heavy financial need, while a distribution to purchase a television or boat would not. For this purpose, your resources will generally include property which is owned by your spouse or other minor children. The determination of whether you have other resources with which to satisfy the financial need will be based upon all relevant facts and circumstances. You will be asked to certify and provide other documentation as may be necessary to show that the amount of the distribution is not in excess of the financial need and that the need cannot be met by one of the following alternatives:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By selling or otherwise liquidating your assets in a reasonable manner, but only if doing so would not itself increase the amount of the need;

          (c) By stopping your elective contributions to the Plan;

          (d) By borrowing money from a bank or other commercial lender on terms that would be considered commercially reasonable, but only if doing so would not itself increase the amount of the need; or

          (e) By electing to receive a distribution or loan from any other qualified retirement plan in which you are or were a participant, but only if doing so would not itself increase the amount of the need.

     In addition to these rules, there are restrictions placed on hardship distributions which are made from certain accounts. These accounts are generally the accounts which receive your salary reduction contributions and other Employer contributions which are used to satisfy special rules that apply to 401
(k) plans. Any hardship distribution from these accounts will be limited, as of the date of distribution, to your total salary reduction contributions, reduced by the amount of any previous distributions made to you from these accounts. Ask your Administrator if you need further details.

10.  Treatment of Distributions From Your Plan.

     Whenever you receive a distribution from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

          (a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution (such as a hardship distribution from your salary reduction contributions) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to rollover all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

          (b) You may request for most distributions that a direct transfer of all or a portion of your distribution amount be made to either an Individual Retirement Account (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer, e.g., a distribution of less than $500 will not be eligible for a direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

          (c) The election of favorable income tax treatment under " 10-year forward averaging," "5-year forward averaging" or, if you qualify, "capital gains" method of taxation.

     WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

11.  Domestic Relations Order.

     As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

     There are two exceptions, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

     The second exception permits the Administrator to offset your benefits against an amount that you are ordered or required to pay the Plan as the result of a judgment, order or decree issued against you, or settlement you entered into. All or a portion of your benefits will be used to satisfy any such obligation to the Plan.

12.  Pension Benefit Guaranty Corporation.

     Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income
Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.

                                       VI
                       INFORMATION REGARDING COMPANY STOCK


1.   Voting of Company Stock.

     The Trustee of the Plan will vote all Company Stock held by it as a part of the Plan assets, provided that you or your beneficiary will be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to your account are to be exercised (i) with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction, and (ii) with respect to all corporate matters if, at the time of the vote thereon, the Company Stock is a "registration-type" class of securities. If you do not timely exercise your right to vote Company Stock, the Trustee will vote such Company Stock.

2.   Right of First Refusal.

     Company Stock distributed by the Plan to you or your beneficiary may be subject to a right of first refusal in favor of the Employer. In other words the Employer must be given an opportunity to purchase at the same price and same terms as you or your beneficiary may offer to sell to a third party.

3.   Put Option.

     If the Company Stock distributed to you or your beneficiary cannot be readily sold, then you or your beneficiary will have two put options to the Employer. In other words you may require the Employer to purchase the stock at a price equal to its value, and to pay you for the stock in cash or in installments over a period of time (not in excess of five (5) years and in certain cases not in excess of ten (10) years). The first 60 day put option period will begin on the day following the date your Company Stock is distributed, and if not exercised, the second 60 day option period will begin as of the first day of the fifth month of the Plan Year next following the date your Company Stock was distributed.


                                       VII
                                  SERVICE RULES

1.   Year of Service.

     The term "Year of Service" is used in this Summary Plan Description and in your Plan.

     You will have completed a Year of Service for vesting purposes if you are credited with 1000 Hours of Service during a Plan Year, even if you were not employed on the first or last day of the Plan Year.

     You will have completed a Year of Service for purposes of sharing in Employer contributions if you are credited with 1000 Hours of Service during a Plan Year.

     For purposes of determining whether you have completed a Year of Service where the computation period is based upon a short Plan Year, your Administrator will notify you of the number of the Hours of Service that are required and the method of calculating a Year of Service.

2.   Hour of Service.

     You will be credited with an Hour of Service for:

          (a) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

          (b) each hour for which you are directly or indirectly compensated by your Employer for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

          (c) each hour for back pay awarded or agreed to by your Employer.

     You will not be  credited  for the same Hours of Service  both under (a) or
(b), as the case may be, and under (c).

3.   1-Year Break in Service.

     A 1-Year Break in Service is a computation period during which you have not completed more than 500 Hours of Service with your Employer.

     A 1-Year Break in Service does NOT occur, however, in the computation period in which you enter or leave the Plan for reasons of:

          (a) an authorized leave of absence;

          (b) certain maternity or paternity absences.

     The Administrator will be required to credit you with Hours of Service for a maternity or paternity absence. These are absences taken on account of pregnancy, birth, or adoption of your child. No more than 501 Hours of Service shall be credited for this purpose and these Hours of Service shall be credited solely to avoid your incurring a 1-Year Break in Service. The Administrator may require you to furnish proof that your absence qualifies as a maternity or paternity absence.

4.   Uniformed Services Employment and Reemployement Rights Act.

     If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployement Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask your Administrator for further details.

                                      VIII
                          YOUR PLAN'S "TOP HEAVY RULES"

1.   Explanation of "Top Heavy Rules".

     A Plan that primarily benefits "key employees" is called a "top heavy plan." Key employees are certain owners or officers of your Employer. A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

     Each year, the Administrator is responsible for determining whether your Plan is a "top heavy plan."

     If your Plan becomes top heavy in any Plan Year, then non-key employees will be entitled to certain "top heavy minimum benefits," and other special rules will apply. Among these top heavy rules are the following:

          (a) Your Employer may be required to make a contribution to your account in order to provide you with at least "top heavy minimum benefits."

          (b)  Instead of the  vesting  schedule  outlined  in the  Article  and
     Section in this Summary entitled "BENEFITS UNDER YOUR PLAN: Vesting in Your Plan," your nonforfeitable right to benefits or contributions derived from Employer contributions will be determined according to the following schedule:

                                Vesting Schedule
         Years of Service                              Percentage

            Less than 3                                    0 %
                3                                        100 %

          (c) If you are a participant in more than one Plan, you may not be entitled to "top heavy minimum benefits" under both Plans.


                                       IX
                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

     Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however, may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Administrator. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

     Your request for Plan benefits shall be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

          (a) the specific reason or reasons for the denial;

          (b) specific reference to those Plan provisions on which the denial is based;

          (c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and

          (d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

     If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim will be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs.

     If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review Procedure.

1.   The Claims Review Procedure.

          (a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

          (b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

          (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

          (d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60 day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60 day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

          (e) The Administrator's decision on your claim for review will be communicated to you in writing and will include specific references to the pertinent Plan provisions on which the decision was based.

          (f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim will be deemed denied on review.

          (g) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. If you have any questions regarding the proper person or entity to address claims, you should ask the Administrator.


                                        X
                            STATEMENT OF ERISA RIGHTS

1.   Explanation of Your ERISA Rights.

     As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants are entitled to:

          (a) examine, without charge, all Plan documents, including:

               (1) insurance contracts;

               (2) collective bargaining agreements; and

               (3) copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions. This examination may take place at the Administrator's office and at other specified employment locations of the Employer. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN");

          (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

          (c) receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report; and

          (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work to get a right to a retirement benefit. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

     If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

     If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

     If you have any questions about this statement, or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.


                                       XI
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.   Amendment.

     Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

          (a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or cause any reduction in the amount credited to your account.

2.   Termination.

     Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. A complete discontinuance of contributions by your Employer will constitute a termination.

                             LITTLEFIELD CORPORATION
                     401(K) & EMPLOYEE STOCK OWNERSHIP PLAN


                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS............................................................................................1


ARTICLE II  ADMINISTRATION.......................................................................................12

   2.1  POWERS AND RESPONSIBILITIES OF THE EMPLOYER..............................................................12
   2.2  DESIGNATION OF ADMINISTRATIVE AUTHORITY..................................................................13
   2.3  ALLOCATION AND DELEGATION OF RESPONSIBILITIES............................................................13
   2.4  POWERS AND DUTIES OF THE ADMINISTRATOR...................................................................13
   2.5  RECORDS AND REPORTS......................................................................................15
   2.6  APPOINTMENT OF ADVISERS..................................................................................15
   2.7  PAYMENT OF EXPENSES......................................................................................15
   2.8  CLAIMS PROCEDURE.........................................................................................15
   2.9  CLAIMS REVIEW PROCEDURE..................................................................................15

ARTICLE III  ELIGIBILITY.........................................................................................16

   3.1  CONDITIONS OF ELIGIBILITY................................................................................16
   3.2  EFFECTIVE DATE OF PARTICIPATION..........................................................................16
   3.3  DETERMINATION OF ELIGIBILITY.............................................................................17
   3.4  TERMINATION OF ELIGIBILITY...............................................................................17
   3.5  OMISSION OF ELIGIBLE EMPLOYEE............................................................................17
   3.6  INCLUSION OF INELIGIBLE EMPLOYEE.........................................................................17
   3.7  ELECTION NOT TO PARTICIPATE..............................................................................17

ARTICLE IV  CONTRIBUTION AND ALLOCATION..........................................................................18

   4.1  FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION............................................................18
   4.2  PARTICIPANT'S SALARY REDUCTION ELECTION..................................................................18
   4.3  TIME OF PAYMENT OF EMPLOYER CONTRIBUTION.................................................................21
   4.4  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS.....................................................22
   4.5  ACTUAL DEFERRAL PERCENTAGE TESTS.........................................................................25
   4.6  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS...........................................................28
   4.7  ACTUAL CONTRIBUTION PERCENTAGE TESTS.....................................................................29
   4.8  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS.......................................................31
   4.9  MAXIMUM ANNUAL ADDITIONS.................................................................................33
   4.10  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS...............................................................34
   4.11  TRANSFERS FROM QUALIFIED PLANS..........................................................................35
   4.12  DIRECTED INVESTMENT ACCOUNT.............................................................................37
   4.13  TREATMENT OF QUALIFIED MILITARY SERVICE.................................................................38

ARTICLE V  FUNDING AND INVESTMENT POLICY.........................................................................38

   5.1  INVESTMENT POLICY........................................................................................38
   5.2  APPLICATION OF CASH......................................................................................39
   5.3  TRANSACTIONS INVOLVING COMPANY STOCK.....................................................................39
   5.4  LOANS TO THE TRUST.......................................................................................40

                                       i



ARTICLE VI  VALUATIONS...........................................................................................41

   6.1  VALUATION OF THE TRUST FUND..............................................................................41
   6.2  METHOD OF VALUATION......................................................................................41

ARTICLE VII  DETERMINATION AND DISTRIBUTION OF BENEFITS..........................................................42

   7.1  DETERMINATION OF BENEFITS UPON RETIREMENT................................................................42
   7.2  DETERMINATION OF BENEFITS UPON DEATH.....................................................................42
   7.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY.........................................................43
   7.4  DETERMINATION OF BENEFITS UPON TERMINATION...............................................................43
   7.5  DISTRIBUTION OF BENEFITS.................................................................................46
   7.6  HOW PLAN BENEFIT WILL BE DISTRIBUTED.....................................................................48
   7.7  DISTRIBUTION FOR MINOR BENEFICIARY.......................................................................49
   7.8  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN...........................................................49
   7.9  RIGHT OF FIRST REFUSALS..................................................................................50
   7.10  STOCK CERTIFICATE LEGEND................................................................................51
   7.11  PUT OPTION..............................................................................................51
   7.12  NONTERMINABLE PROTECTIONS AND RIGHTS....................................................................52
   7.13  ADVANCE DISTRIBUTION FOR HARDSHIP.......................................................................53
   7.14  QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION.........................................................54

ARTICLE VIII  TRUSTEE............................................................................................54

   8.1  BASIC RESPONSIBILITIES OF THE TRUSTEE....................................................................54
   8.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE..............................................................55
   8.3  OTHER POWERS OF THE TRUSTEE..............................................................................56
   8.4  VOTING COMPANY STOCK.....................................................................................58
   8.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS.................................................................59
   8.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES............................................................59
   8.7  ANNUAL REPORT OF THE TRUSTEE.............................................................................60
   8.8  AUDIT....................................................................................................60
   8.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE...........................................................61
   8.10  TRANSFER OF INTEREST....................................................................................61
   8.11  DIRECT ROLLOVER.........................................................................................62

ARTICLE IX  AMENDMENT, TERMINATION AND MERGERS...................................................................62

   9.1  AMENDMENT................................................................................................62
   9.2  TERMINATION..............................................................................................63
   9.3  MERGER OR CONSOLIDATION..................................................................................63

ARTICLE X  TOP HEAVY.............................................................................................64

   10.1  TOP HEAVY PLAN REQUIREMENTS.............................................................................64
   10.2  DETERMINATION OF TOP HEAVY STATUS.......................................................................64

ARTICLE XI  MISCELLANEOUS........................................................................................67

   11.1  PARTICIPANT'S RIGHTS....................................................................................67
   11.2  ALIENATION..............................................................................................67
   11.3  CONSTRUCTION OF PLAN....................................................................................67
   11.4  GENDER AND NUMBER.......................................................................................67
   11.5  LEGAL ACTION............................................................................................68


                                       ii



   11.6  PROHIBITION AGAINST DIVERSION OF FUNDS..................................................................68
   11.7  BONDING.................................................................................................68
   11.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE..............................................................68
   11.9  INSURER'S PROTECTIVE CLAUSE.............................................................................69
   11.10  RECEIPT AND RELEASE FOR PAYMENTS.......................................................................69
   11.11  ACTION BY THE EMPLOYER.................................................................................69
   11.12  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.....................................................69
   11.13  HEADINGS...............................................................................................70
   11.14  APPROVAL BY INTERNAL REVENUE SERVICE...................................................................70
   11.15  UNIFORMITY.............................................................................................70
   11.16  SECURITIES AND EXCHANGE COMMISSION APPROVAL............................................................70


                             LITTLEFIELD CORPORATION
                     401(K) & EMPLOYEE STOCK OWNERSHIP PLAN

     THIS AGREEMENT, hereby made and entered into this 7th day of December, 2000, by and between Littlefield Corporation (herein referred to as the "Employer") and Jeffrey L. Minch and Kathryn L. Scanlon (herein referred to as the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Employer desires an Employee Stock Ownership Plan so as to enable its eligible employees to acquire a proprietary interest in capital stock of the Employer; and

     WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of an Employee Stock Ownership Plan for those employees who shall qualify as Participants hereunder; and

     WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

     NOW, THEREFORE, effective January 1, 2000, (hereinafter called the "Effective Date"), the Employer hereby establishes an Employee Stock Ownership Plan (ESOP) and creates this trust (which plan and trust are hereinafter called the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, which is intended to qualify as an "ESOP", and the Trustee hereby accepts the Plan on the following terms:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.2 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

     1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 10.2.

     1.5 "Anniversary Date" means December 31st.

     1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
7.2 and 7.5.

     1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.8 "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

     1.9 "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

     A separate  accounting  shall be maintained with respect to that portion of
the  Company  Stock  Account   attributable   to  Elective   Contributions   and
Non-Elective Contributions.

     1.10 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401 (a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     For purposes of this Section, the determination of Compensation shall be made by:

          (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

     Compensation in excess of $160,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 407(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

     1.11 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

     1.12 "Current Obligations" means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

     1.13 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section
4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a).

     1.14 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

     1.15 "Elective Contribution" means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1 (c) and Section 4.6(b) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401 (k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

     1.16 "Eligible Employee" means any Employee.

     Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

     Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

     1.17 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     1.18 "Employer" means Littlefield Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of Texas.

     1.19 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1 (b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).

     1.20 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to
Section 4.9(b).

     1.21 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 10.2 and 4.4(h), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to
Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

     1.22 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

     1.23 "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 5.4 hereof.

     1.24 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.25 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

     1.26 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

     1.27 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.28 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401 (a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     For purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 401(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 and 457.

     1.29 "414(s) Compensation" with respect to any Participant means such Participant's "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect to any Participant shall include "414(s) Compensation" for the entire twelve (12) month period ending on the last day of such Plan Year.

     For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3),
402(h)(1)(B),  403(b) or 457(b),  and Employee  contributions  described in Code
Section 414(h)(2) that are treated as Employer contributions.

     "414(s) Compensation" in excess of $160,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "414(s) Compensation" limit shall be an amount equal to the "414(s) Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

     1.30  "Highly  Compensated  Employee"  means an Employee  described in Code
Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

          (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.36(c).

          (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000.

     The "determination year" shall be the Plan Year for which testing is being performed, and the "look back year" shall be the immediately preceding twelve-month period.

     For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look back year" begins.

     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

     1.31 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.30. Highly Compensated Former Employees shall be treated as Highly Compensated

Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

     1.32 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

     1.33 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

     Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.34 "Income" means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(c).

     1.35 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.36 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
     Section 415(b)(1)(A) for any such Plan Year.

          (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section
     318) both more than one-half percent interest and the largest interests in the Employer.

          (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code
     Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

          (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1 %) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1 %) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

     For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     1.37 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

     1.38 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

          (a) if such employee is covered by a money purchase pension plan providing:

               (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

               (2) immediate participation; and

               (3) full and immediate vesting; and

          (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     1.39 "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

     1.40 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

     1.41 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

     1.42 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

     1.43 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

     1.44 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

     "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

     A "maternity or paternity leave of absence" means; for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

     1.45 "Other Investments Account" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

     A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

     1.46 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

     1.47 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

     1.48 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

     A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1 (d) and any Employer Qualified Non-Elective Contributions.

     1.49 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

     1.50 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

     1.51 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section
4.2 and any Employer Qualified Non-Elective Contributions.

     1.52 "Plan" means this instrument, including all amendments thereto.

     1.53 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

     1.54 "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.1 (c) and Section 4.6(b) and Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

     1.55 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.56 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.57 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 7.1).

     1.58 "Super Top Heavy Plan" means a plan described in Section 10.2(b).

     1.59 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

     1.60 "Top Heavy Plan" means a plan described in Section 10.2(a).

     1.61 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

     1.62 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

     1.63 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

     1.64 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.65 "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

     1.66 "Valuation Date" means the Anniversary Date and such other date or dates deemed necessary by the Administrator. The Valuation Date may include any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

     1.67 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

     1.68 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

     For vesting purposes, the computation periods shall be the Plan Year, excluding periods prior to the Effective Date of the Plan.

     The computation period shall be the Plan Year if not otherwise set forth herein.

     Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

     Years of Service with any Affiliated Employer shall be recognized.


                                   ARTICLE II
                                 ADMINISTRATION

     2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

          (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

          (d) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.4.

     2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY

     The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

     2.3 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

     If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

     2.4 POWERS AND DUTIES OF THE ADMINISTRATOR

     The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The

Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

     The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

          (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c)  to  authorize   and  direct  the  Trustee  with  respect  to  all
     nondiscretionary or otherwise directed disbursements from the Trust;

          (d) to maintain all necessary records for the administration of the Plan;

          (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

          (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

          (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

          (j) to establish and communicate to Participants a procedure, which includes at least three (3) investment options pursuant to Regulations, for allowing each Participant to direct the Trustee as to the investment of his Company Stock Account pursuant to Section 4.12;

          (k) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section 8.4;

          (l) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

     2.5 RECORDS AND REPORTS

     The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     2.6 APPOINTMENT OF ADVISERS

     The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

     2.7 PAYMENT OF EXPENSES

     All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

     2.8 CLAIMS PROCEDURE

     Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

     2.9 CLAIMS REVIEW PROCEDURE

     Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.8 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.


                                  ARTICLE III
                                  ELIGIBILITY

     3.1 CONDITIONS OF ELIGIBILITY

     Any Eligible Employee who has completed six (6) months of service shall be eligible to participate hereunder as of the date he has satisfied such requirements.

     For purposes of this Section, an Eligible Employee will be deemed to have completed six (6) months of service if he is in the employ of the Employer at any time six (6) months after his employment commencement date. Employment commencement date shall be the first day that he is entitled to be credited with an Hour of Service for the performance of duty.

     3.2 EFFECTIVE DATE OF PARTICIPATION

     An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

     In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such

Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

     3.3 DETERMINATION OF ELIGIBILITY

     The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.9.

     3.4 TERMINATION OF ELIGIBILITY

          (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

          (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

     3.5 OMISSION OF ELIGIBLE EMPLOYEE

     If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     3.6 INCLUSION OF INELIGIBLE EMPLOYEE

     If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

     3.7 ELECTION NOT TO PARTICIPATE

     An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.


                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

     4.1 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

     For each Plan Year, the Employer shall contribute to the Plan:

          (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

          (b) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a discretionary matching contribution equal to a uniform percentage of each such Participant's Deferred Compensation, the exact percentage, if any, to be determined each year by the Employer, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

          (c) On behalf of each Non-Highly Compensated Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan
     Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individual's Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

          (d) A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

          (e) Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

     4.2 PARTICIPANT'S SALARY REDUCTION ELECTION

          (a) Each Participant may elect to defer a portion of his Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to
     Compensation which is currently available on or before the date the Participant executed such election or, if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee
     contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

          (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable earlier than:

               (1) a Participant's separation from service, Total and Permanent Disability, or death;

               (2) a Participant's attainment of age 59 1/2;

               (3) the termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation 1.401(k)-1(d)(3);

               (4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

               (5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

               (6) the proven financial hardship of a Participant, subject to the limitations of Section 7.13.

          (d) For each Plan Year, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

          (e) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401 (k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan

     (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

          (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

               (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

               (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

               (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

     Matching contributions which relate to Excess Deferred Compensation which is distributed pursuant to this Section 4.2(f) shall be forfeited.

          (g)  Notwithstanding  Section  4.2(f) above,  a  Participant's  Excess
     Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

          (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

          (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

          (j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

               (1) A Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

               (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted semi-annually, during election periods established by the Administrator prior to the first day of a Plan Year and the first day of the seventh month of a Plan Year. Any modification shall not have retroactive effect and shall remain in force until revoked.

               (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

     4.3 TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

     Employer contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year, within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

     However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

     4.4 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

          (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

               (1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

               (2) With respect to the Employer  Non-Elective  Contribution made
          pursuant  to  Section  4.1(b),  to  each   Participant's   Account  in
          accordance with Section 4.1(b).

     Any Participant actively employed during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.

               (3) With respect to the Employer Qualified Non-Elective Contributionmade pursuant to Section 4.1(c), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(c).

     Only NonHighly Compensated Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

               (4) With respect to the Employer Non-Elective Contribution madepursuant to Section 4.1(d), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

     Only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

          (b) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his Other Investments Account when paid or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account pursuant to Section 4.4(d) and, provided further, that Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.

     Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.4(d) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

          (c) As of each Valuation Date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's time weighted average nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' time weighted average nonsegregated accounts (other than each Participant's Company Stock Account) as of such date.

     Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

     Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

          (d) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as Employer discretionary contributions pursuant to Section
     4.1 (d) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.4(b) shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date in the same proportion that each Participant's and Former Participant's nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.4(c) bear to the total of all Participants' and Former Participants' nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.4(c).

          (e) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall be allocated to Participants' Accounts in the following manner:

               (1) Forfeitures attributable to Employer matching contributions made pursuant to Section 4.1 (b) shall be allocated among the
          Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year.

     Except, however, Participants who are not eligible to share in matching contributions (whether or not a deferral election was made or suspended pursuant to Section 4.2(e)) for a Plan Year shall not share in Plan Forfeitures attributable to Employer matching contributions for that year.

               (2) Forfeitures attributable to Employer discretionary contributions made pursuant to Section 4.1 (d) shall be allocated among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions for the year in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

     Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.9) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.10.

          (f) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in
     Section 4.4(h) if eligible pursuant to the provisions of Section 4.40).

          (g) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall not share in the allocation of contributions and Forfeitures for that Plan Year.

          (h)   Minimum   Allocations   Required   for  Top  Heavy  Plan  Years:
     Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions and

     Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Contribution Percentage" tests pursuant to
     Section 4.7(a) shall not be taken into account.

     However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

          (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

          (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

          (k) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          (l) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

          (m) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

               (1) one account for nonforfeitable benefits attributable to pre-break service; and

               (2) one account representing his status in the Plan attributable to post-break service.

     4.5 ACTUAL DEFERRAL PERCENTAGE TESTS

          (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

               (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

               (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non- Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points.
          Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code
          Section 401(k)(3) and Regulation 1.401 (k)-1(b) are incorporated herein by reference.

     However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401 (m)-2, the provisions of which are incorporated herein by reference.

     Notwithstanding the above, if the prior year testing method is used for the first Plan Year, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall be three percent (3%). However, the Plan shall not have a first Plan Year (1) if the Plan is aggregated under Regulation 1.401
(k)-1(g)(11) with any other plan that was or that included a Code Section 401(k) plan in the prior year, or (2) the Plan is a "successor plan" as defined in Internal Revenue Service Notice 98-1, Section V and any superseding guidance.

          (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

          (c) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to
     Section 4.2.

          (d) If the Plan uses the prior year testing method, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected, by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the prior year is the "Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Deferral Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Deferral Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

               (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(I), (iii) a change in the way plans within the meaning of Code Section 414(1) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (iv) a combination of any of the foregoing.

               (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(k) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

               (3) "Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Deferral Percentages."

               (4) "Adjusted Actual Deferral Percentage" with respect to a prior year subgroup means the Actual Deferral Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

          (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan.

          (f) For the purpose of this Section, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

     4.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

     In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Elective Contributions shall have a portion of his Elective Contributions distributed to him until the total amount of Excess Contributions has been distributed, or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

               (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                    (i) may be  postponed  but not  later  than the close of the
               Plan Year following the Plan Year to which they are allocable;

                    (ii) shall be adjusted for Income; and

                    (iii) shall be designated by the Employer as a  distribution of Excess Contributions (and Income).

               (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

               (3) Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

          (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 per capita.

     However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant's Elective Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year per capita. Such contribution shall be made by the Employer prior to the end of the current Plan Year.

     Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

          (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

     4.7 ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a) The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

               (1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group); or

               (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non- Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section
          4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401 (m)-2 and Section 4.8(a). The provisions of

          Code Section 401 (m) and Regulations 1.401 (m)-1(b) and 1.401 (m)-2 are incorporated herein by reference.

     Notwithstanding the above, if the prior year testing method is used for the first Plan Year, the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group shall be three percent (3%). However, the Plan shall not have a first Plan Year (1) if the Plan is aggregated under Regulation
1.401 (m)-1(g)(14) with any other plan that was or that included a Code Section 401 (m) plan in the prior year, or (2) the Plan is a "successor plan" as defined in Internal Revenue Service Notice 98-1, Section V and any superseding guidance.

          (b) For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group rounded to the nearest one-hundredth of one percent) of:

               (1) the sum of Employer matching  contributions  made pursuant to
          Section 4.1 (b) on behalf of each such Participant for such Plan Year; to

               (2) the Participant's "414(s) Compensation" for such Plan Year.

          (c) For purposes of determining the "Actual Contribution Percentage", only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1
     (b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401 (m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

          (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan.

          (e) For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to his account for the Plan Year.

          (f) If the Plan uses the prior year testing method, the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a "Plan Coverage Change" that becomes effective during the testing year, then the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the prior year is the

     "Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups." Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all "Prior Year Subgroups" are from a single "Prior Year Subgroup," then in determining the "Actual Contribution Percentage" for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the "Actual Contribution Percentage" for Non-Highly Compensated Participants for the prior year under which that single "Prior Year Subgroup" was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

               (1) "Plan Coverage Change" means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(1), (iii) a change in the way plans within the meaning of Code Section 414(1) are combined or separated for purposes of Regulation 1.401 (k)-1(g)(11), or (iv) a combination of any of the foregoing.

               (2) "Prior Year Subgroup" means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(m) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

               (3) "Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups" means the sum, for all prior year subgroups, of the "Adjusted Actual Contribution Percentages."

          (g) For the purpose of this Section, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

     4.8 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a)  In  the  event  (or  if  it  is  anticipated)  that  the  "Actual
     Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of contributions determined pursuant to Section 4.7(b)(1), his Vested portion of such contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until his remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

     If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant's Account attributable to Employer matching contributions after the correction shall be subject to Section 7.5(i).

          (b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

          (c) Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

     Forfeited matching contributions that are reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

          (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

          (e) If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in
     Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in
     Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

          (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant per capita. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Participant's Account.

     However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant's Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year per capita. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting of any special Qualified Non-Elective Contributions shall be maintained in the Participant's Account.

     Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

     4.9 MAXIMUM ANNUAL ADDITIONS

          (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

          (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

          (c) For purposes of applying the limitations of Code Section 415, the following are not "annual additions": (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.9(b): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D)

     (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

          (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

          (e)  For  the  purpose  of  this  Section,   all   qualified   defined
     contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

          (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code
     Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

          (g) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

               (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

               (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412. (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of
          (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code
          Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

          (h) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     4.10 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

          (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
     Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

          (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of'(1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

          (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

     4.11 TRANSFERS FROM QUALIFIED PLANS

          (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

          (c) Except as permitted by  Regulations  (including  Regulation  1.411
     (d)-4),  amounts  attributable  to  elective  contributions  (as defined in
     Regulation   1.401(k)-1(g)(3)),
     including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

          (d) The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

          (e) The Administrator may direct that employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

          (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

          (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (h) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

          (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 9.1.

     4.12 DIRECTED INVESTMENT ACCOUNT

          (a) Participants may, subject to Section 4.12(c) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all or a portion of their individual account balances in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

          (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

               (1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

               (2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

          (c) Each "Qualified Participant" may elect within ninety (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such "Qualified Participant's" Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." If the "Qualified Participant" elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Trustee as to the investment of his Company Stock Account, the "Qualified Participant" may elect a distribution in cash or Company Stock of the portion of his Company Stock Account covered by the election within ninety (90) days after the last day of the period during which the election can be made. Any such distribution of Company Stock shall be subject to Section 7.11.
     Furthermore, the Participant must be given a choice of at least three distinct investment options.

     Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a "Qualified Participant's" Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code
Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

          (d) For the purposes of this Section the following definitions shall apply:

               (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

               (2) "Qualified Election Period" means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a "Qualified Participant."

     4.13 TREATMENT OF QUALIFIED MILITARY SERVICE

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).


                                   ARTICLE V
                          FUNDING AND INVESTMENT POLICY

     5.1 INVESTMENT POLICY

          (a) The Plan is designed to invest primarily in Company Stock.

          (b) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

          (c) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

          (d) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

          (e) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

          (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

     5.2 APPLICATION OF CASH

     Employer contributions in cash, and any earnings on such contributions, shall first be applied to pay any Current Obligations of the Trust Fund.

     5.3 TRANSACTIONS INVOLVING COMPANY STOCK

          (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

               (1) during the "Nonallocation Period," for the benefit of

                    (i) any  taxpayer  who makes an election  under Code Section
               1042(a) with respect to Company Stock,

                    (ii) any individual  who is related to the taxpayer  (within the meaning of Code Section 267(b)), or

               (2) for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

                    (i) any  class  of  outstanding  stock  of the  Employer  or
               Affiliated Employer which issued such Company Stock, or

                    (ii) the total  value of any class of  outstanding  stock of the Employer or Affiliated Employer.

          (b) Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

          (c) A person  shall be treated as failing to meet the stock  ownership
     limitation   under  paragraph  (a)(2)  above  if  such  person  fails  such limitation:

               (1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

               (2) on the date as of which Company Stock is allocated to Participants in the Plan.

          (d) For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of the Company Stock and ending on the later of:

               (1) the date which is ten (10) years after the date of sale, or

               (2) the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

     5.4 LOANS TO THE TRUST

          (a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

               (1) To acquire Company Stock.

               (2) To repay such loan.

               (3) To repay a prior Exempt Loan.

          (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

               (1) The loan must be at a reasonable rate of interest;

               (2) The amount of interest paid shall not exceed the amount of each payment which would be treated as interest under standard loan amortization tables;

               (3) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

               (4) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.4(d);

               (5) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

               (6) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

               (7) The term of the loan (including the sum of the expired duration of the loan, any renewal period, any extension period, and the duration of any new loan) shall not exceed ten (10) years;

               (8) The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

               (9) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

               (10) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

          (c) For purposes of this Section, the term "disqualified person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.


                                   ARTICLE VI
                                   VALUATIONS

     6.1 VALUATION OF THE TRUST FUND

     The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

     6.2 METHOD OF VALUATION

     Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).


                                  ARTICLE VII
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

     7.1 DETERMINATION OF BENEFITS UPON RETIREMENT

     Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.6.

     7.2 DETERMINATION OF BENEFITS UPON DEATH

          (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. If elected, distribution of the Participant's Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

          (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

          (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

               (1) the spouse has waived the right to be the Participant's Beneficiary, or

               (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

               (3) the Participant has no spouse, or

               (4) the spouse cannot be located.

     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

          (e) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     7.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

     In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

     7.4 DETERMINATION OF BENEFITS UPON TERMINATION

          (a) If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

     If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

     Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal

Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant one
(1) months after termination of employment. Distribution to a Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

     If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

          (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                       Vesting Schedule
                    Years of Service                           Percentage

                            1                                      0%
                            2                                      0%
                            3                                      0%
                            4                                     100%


          (c) Notwithstanding the vesting schedule provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                       Vesting Schedule
                    Years of Service                           Percentage

                       Less than 3                                 0%
                            3                                     100%

     If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

          (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

          (e) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (f) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

               (1) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                    (i) If a Former Participant has a 1-Year Break in Service, his pre break and post break service shall be used for computing Years of Service for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                    (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                    (iii)After five (5) consecutive  1-Year Breaks in Service, a
                         Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                    (iv) If a Former  Participant is reemployed by the Employer, he shall participate in the Plan immediately on his date of reemployment;

                    (v) If a Former Participant (a 1-Year Break in Service previously occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

          (g) In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the Effective Date of the Plan and prior to the vesting computation period in which an Employee attained his eighteenth birthday shall be excluded.

     7.5 DISTRIBUTION OF BENEFITS

          (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment.

          (b) Any distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant's consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

               (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(e).

               (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the date the distribution commences.

               (3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the date the distribution commences.

               (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

     Any such distribution may commence less than 30 days after the notice required under Regulation 1.411 (a)-11 (c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (c) Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants' or Former Participants' Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

          (d) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

          (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation
     1.401(a)(9)-2),   the  provisions  of  which  are  incorporated  herein  by
     reference:

               (1) A Participant's benefits shall be distributed or must begin to be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

          (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code
     Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his
     Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

     However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

          (g) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

          (h) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution, the distribution may be made as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

               (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

               (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

               (3) the date the Participant terminates his service with the Employer.

               (4) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

                    (i)  a  separate   account  shall  be  established  for  the
               Participant's interest in the Plan as of the time of the distribution; and

               (5) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                           X equals P(AB plus (R x D)) - (R x D)

     For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

     7.6 HOW PLAN BENEFIT WILL BE DISTRIBUTED

          (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock reinvested pursuant to Section 4.12(c)) shall be distributed only in the form of
     Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

          (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(h) and 7.5(e).

          (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

          (d) Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code
     Section 409(h)(2)(B)(ii)(I), the Administrator shall distribute a Participant's Combined Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

          (e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

          (f) If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.4 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

     7.7 DISTRIBUTION FOR MINOR BENEFICIARY

     In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     7.8 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

     In the event that all, or any  portion,  of the  distribution  payable to a
Participant  or  his   Beneficiary   hereunder   shall,  at  the  later  of  the
Participant's  attainment of age 62 or his Normal

Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.

     7.9 RIGHT OF FIRST REFUSALS

          (a) If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

          (b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

          (c) The closing pursuant to the exercise of the right of first refusal under Section 7.9(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

          (d)  Except as  provided  in this  paragraph  (d),  no  Company  Stock
     acquired  with  the  proceeds  of  an  Exempt  Loan   complying   with  the
     requirements of Section 5.4 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in
     Section 5.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

     7.10 STOCK CERTIFICATE LEGEND

     Certificates for shares distributed pursuant to the Plan shall contain the following legend:

     "The shares represented by this certificate are transferable only upon compliance with the terms of LITTLEFIELD CORPORATION 401(K) & EMPLOYEE STOCK OWNERSHIP PLAN effective as of January 1, 2000, which grants to Littlefield Corporation a right of first refusal, a copy of said Plan being on file in the office of the Company."

     7.11 PUT OPTION

          (a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.11(c).

          (b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.12) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

          (c) The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

     The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

     The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond
(5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer articles of incorporation, unless so required by applicable state law.

     For purposes of this Section, "Total Distribution" means a distribution to a Participant or his Beneficiary within one taxable year of the entire Vested Participant's Combined Account.

          (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

     7.12 NONTERMINABLE PROTECTIONS AND RIGHTS

     No Company Stock, except as provided in Section 7.10 and Section 7.11(b), acquired with the proceeds of a loan described in Section 5.4 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust

Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.4 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

     7.13 ADVANCE DISTRIBUTION FOR HARDSHIP

          (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Vested Participant's Elective Account and Participant's Account and Participant's Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Elective Account and Participant's Account and Participant's Rollover Account shall be reduced accordingly. Withdrawal under this Section shall be authorized if the distribution is on account of:

               (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

               (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

               (3) Funeral expenses for a member of the Participant's family;

               (4) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

               (5) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (6) An immediate and heavy financial need of the Participant provided that the Administrator applies the need to all Participants in a uniform and nondiscriminatory manner.

          (b) No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

               (1)  Through   reimbursement  or  compensation  by  insurance  or
          otherwise;

               (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of the need;

               (3) By cessation of elective deferrals under the Plan; or

               (4) By other distributions or loans from any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

          (c) Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited solely to the Participant's total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section.

          (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections
     7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

     7.14 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

     All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).


                                  ARTICLE VIII
                                     TRUSTEE

     8.1 BASIC RESPONSIBILITIES OF THE TRUSTEE

          (a)   The   Trustee   shall   have   the   following   categories   of
     responsibilities:

               (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to his Participant Directed Accounts, the Employer or an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

               (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

               (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 8.7.

          (b) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, or an Investment Manager with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

               (1) The Trustee shall be entitled to rely fully on the written instructions or recorded voice instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

               (2)  The  Trustee  may   delegate   the  duty  to  execute   such
          instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

               (3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

               (4) Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

          (c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

     8.2 INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

          (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds, and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

          (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

          (c) In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

     8.3 OTHER POWERS OF THE TRUSTEE

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

          (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

          (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

          (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

          (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

          (m) To invest in Treasury Bills and other forms of United States government obligations;

          (n) To invest in shares of investment companies registered under the Investment Company Act of 1940;

          (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

          (p) To vote Company Stock as provided in Section 8.4;

          (q) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

          (r) To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

          (s)  To  sell  or  exercise  any  options,   subscription  rights  and
     conversion privileges and to make any payments incidental thereto;

          (t) To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

          (u) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

          (v) To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

          (w) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

     8.4 VOTING COMPANY STOCK

     The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Trustee does not timely receive voting directions from a Participant or Beneficiary with respect to any Company Stock allocated to that Participant's or Beneficiary's Company Stock Account, the Trustee shall vote such Company Stock.

     Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12. If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

     8.5 DUTIES OF THE TRUSTEE REGARDING PAYMENTS

          (a) The Trustee shall make distributions from the Trust Fund at such times and in such numbers of shares or other units of Company Stock and amounts of cash to or for the benefit of the person entitled thereto under the Plan as the Administrator directs in writing. Any undistributed part of a Participant's interest in his accounts shall be retained in the Trust Fund until the Administrator directs its distribution. Where distribution is directed in Company Stock, the Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Administrator. Any portion of a Participant's Combined Account to be distributed in cash shall be paid by the Trustee mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

          (b) As directed by the Administrator, the Trustee shall make payments out of the Trust Fund. Such directions or instructions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by the Act.

          (c) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

     8.6 TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

     8.7 ANNUAL REPORT OF THE TRUSTEE

     Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (a) the net income, or loss, of the Trust Fund;

          (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c) the increase, or decrease, in the value of the Trust Fund;

          (d) all payments and distributions made from the Trust Fund; and

          (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

     8.8 AUDIT

          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

          (b) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

     8.9 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

          (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

          (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

          (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

          (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

          (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section
     8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in
     Section 8.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

     8.10 TRANSFER OF INTEREST

     Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to


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



another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

     8.11 DIRECT ROLLOVER

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section the following definitions shall apply:

               (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
          Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); for distributions made after December 31, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

               (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

               (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   ARTICLE IX
                       AMENDMENT, TERMINATION AND MERGERS

     9.1 AMENDMENT

          (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and



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     Administrator,   other  than  an   amendment   to  remove  the  Trustee  or
     Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

          (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

     In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.12, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

     9.2 TERMINATION

          (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

          (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections
     7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

     9.3 MERGER OR CONSOLIDATION

     This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of


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

a  termination  of  the  plan  immediately   after  such  transfer,   merger  or
consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).


                                   ARTICLE X
                                   TOP HEAVY

     10.1 TOP HEAVY PLAN REQUIREMENTS

     For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to
Section 4.4 of the Plan.

     10.2 DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

               (1) his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

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


               (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

               (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

               (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

               (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a, distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

               (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

               (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

          (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

               (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan


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


          Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

     In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

               (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

          (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

               (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

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

                                   ARTICLE XI
                                 MISCELLANEOUS

     11.1 PARTICIPANT'S RIGHTS

     This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     11.2 ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          (c) This provision shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

     11.3 CONSTRUCTION OF PLAN

     This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

     11.4 GENDER AND NUMBER

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be


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

construed as though they were also used in the other form in all cases where they would so apply.

     11.5 LEGAL ACTION

     In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

     11.6 PROHIBITION AGAINST DIVERSION OF FUNDS

          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one
     (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

     11.7 BONDING

     Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     11.8 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

     Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the

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

insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

     11.9 INSURER'S PROTECTIVE CLAUSE

     Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

     11.10 RECEIPT AND RELEASE FOR PAYMENTS

     Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

     11.11 ACTION BY THE EMPLOYER

     Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     11.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

     The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in
Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with
the  Trustee.   Each  named  Fiduciary   warrants  that  any  directions

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

given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

     11.13 HEADINGS

     The  headings  and   subheadings  of  this  Plan  have  been  inserted  for
convenience of reference and are to be ignored in any construction of the provisions hereof.

     11.14 APPROVAL BY INTERNAL REVENUE SERVICE

          (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     11.15 UNIFORMITY

     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

     11.16 SECURITIES AND EXCHANGE COMMISSION APPROVAL

     The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

     IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.


Signed, sealed, and delivered in the presence of:

                                                            Littlefield Corporation


                                                           By:
--------------------------------------------                    --------------------------------------
                                                                  EMPLOYER

--------------------------------------------
WITNESSES AS TO EMPLOYER
                                                            ATTEST
                                                                   -----------------------------------

                                                                                                (SEAL)
--------------------------------------------                ------------------------------------------
                                                            TRUSTEE

--------------------------------------------
WITNESSES AS TO TRUSTEE

                                                                                                (SEAL)
--------------------------------------------                ------------------------------------------
                                                            TRUSTEE

--------------------------------------------
WITNESSES AS TO TRUSTEE




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